                                                                   EXHIBIT 4.4
                                  FEE AGREEMENT

        This FEE AGREEMENT (the "Agreement") dated as of January 21, 1999 by and between The Learning Company, Inc., a Delaware corporation ("TLC"), and International Microcomputer Software, Inc. a California corporation ("IMSI").

        WHEREAS, IMSI currently owes TLC an amount equal to $1,800,000 (the "Fees") pursuant to a Software License Agreement, dated October 2, 1998, between TLC and IMSI (the "License Agreement"); and

        WHEREAS, TLC and IMSI now desire to set forth certain terms and provisions with respect to the payment by IMSI of the Fees:

        NOW, THEREFORE in consideration of the foregoing and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

        1. Payment of the Fees. Notwithstanding anything to the contrary in the License Agreement with respect to the form and timing of payment of the Fees, the obligations to pay the Fees shall the satisfied in full by compliance by IMSI with the terms and provisions of this Agreement, including without limitation, Section 2.

        2. Issuance of the Shares. On the next business day after the date hereof, IMSI will issue to TLC 200,000 shares of IMSI's Common Stock (the "Common Stock"), no par value (collectively, the "Shares").

        3. Sale. The Shares may be sold by one or more of the following means of distribution (subject to the provisions of this Agreement): (a) a block trade in which the broker-dealer so engaged will attempt to sell Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account; (c) an over-the-counter distribution in accordance with the rules of Nasdaq; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) in privately negotiated transactions.

        4. Representations, Warranties and Covenants of IMSI. IMSI represents and warrants to and covenants with TLC as follows:

                a. IMSI is eligible to issue a Registration Statement on Form S-3 for the resale of the Shares by TLC in accordance with the terms of this Agreement. In addition, a registration statement on Form S-3 with respect to the Shares, including any amendment or amendments thereto, will (i) be prepared by IMSI in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (the "Regulations"), and will (ii) be filed with the Commission under the Securities Act as soon as possible but in any event no later than February 28, 1999. Such registration statement, as so amended, including the prospectus, financial statements and schedules, exhibits and all other documents filed as part thereof, as amended at the Effective Date, is herein called the "Registration Statement," and the prospectus, in the form first filed with the Commission pursuant to Rule 424 (b) of the Regulations or in the form filed as part of the Registration Statement at the Effective Date, if no Rule 424 (b) filing is required, is herein called the "Prospectus." Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date or the date of the Prospectus, as the case may be, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include (x) the filing of any document under the Exchange Act after the Effective Date or the date of the Prospectus, as the case may be, which is incorporated therein by reference and (y) any Such document so filed.

                b. IMSI will use best efforts to have the Registration Statement declared effective as soon thereafter as possible. However, in the event that IMSI's direct actions result in the Registration Statement not being declared effective by April 30, 1999, TLC shall have the option to terminate this agreement and return the Shares to IMSI. In such event, the amounts payable to, and all rights of, TLC under the License Agreement shall be reinstated and all amounts due under the License Agreement shall become due to TLC.

                c. At the date the Registration Statement becomes effective under the Securities Act (the "Effective Date") or the time of effectiveness of any post-effective amendment to the Registration Statement, at the time the Prospectus is first filed with the Commission pursuant to Rule 424 (b) of the Regulations (if a Rule 424 (b) filing is required), at the time any supplement to or amendment of the Prospectus is filed with the Commission and at the time any document filed under the Exchange Act is filed, the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Securities Act and the Regulations or the Exchange Act and the respective rules and regulations thereunder and do not or will not contain an untrue statement of a material fact and do not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading.

                d. The Shares, when issued and delivered in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and non-assessable and will not have been issued in violation of or be subject to any preemptive rights.

                e. If at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act any event shall occur as a result of which the Prospectus as then amended or supplemented, in the judgment of TLC or IMSI, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Securities Act or the Regulations, or to file under the Exchange Act so as to comply therewith any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto,
(i) IMSI will notify TLC promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to TLC) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statement docked declared effective by the Commission as soon as possible and (ii) TLC shall suspend trading in the Shares until (A) such amendment or supplement to the Prospectus has been filed or (B) any amendment to the Registration Statement has been declared effective by the Commission.

                f. IMSI will provide TLC with conformed copies of the Registration Statement and copies of the Prospectus.

                g. IMSI will pay all fees and expenses with respect to the preparation and filing of the Registration Statement and the registration of the Shares.

        5. Conditions to TLC's Obligations. The obligations of TLC hereunder are subject to the accuracy, when made on the date hereof, of the representations and warranties of IMSI contained herein, to the performance by IMSI of its obligations hereunder and to the receipt by TLC of an opinion of Geoffrey Koblick, IMSI General Counsel, addressed to TLC, dated the Effective Date, and in form and substance satisfactory to TLC, to the effect that:

                a. all of the outstanding shares of Common Stock are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights;

                b. the issuance of the Shares has been duly authorized by requisite corporate action and, when issued and delivered by IMSI in accordance with this Agreement, the Shares will be validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights;

                c. the Registration Statement, at the Effective Date, and the Prospectus, at its date, and any amendments thereof or supplements thereto, at their respective dates (other than financial statements and schedules and other financial and statistical data included or incorporated by reference therein, as to which no opinion need be rendered), complied in all material respects to the requirements of the Securities Act and the Regulations and such counsel has no reason to believe that the Registration Statement, at the Effective Date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                d. each of the documents filed under the Exchange Act and incorporated by reference in the Registration Statement, the Prospectus or any amendment thereof or supplement thereto (other than the financial statements and schedules and other financial and statistical data included or incorporated by reference therein, as to which no opinion need be rendered), at the time it was filed with the Commission, complied in all material respects to the requirements of the Exchange Act and such counsel has no reason to believe that any of such documents, when such documents were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

        6. Indemnification.

                a. IMSI agrees to indemnify and hold harmless TLC and each person (each, a "TLC Controlling Person"), if any, who controls TLC within the meaning of Section 15 of the Securities Act or Section 20 (a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that IMSI shall not be liable to TLC or any TLC Controlling Person for any such losses, liabilities, claims, damages or expenses which arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission contained or made in the Registration Statement or the Prospectus or any amendment thereof or Supplement thereto in reliance upon and in conformity with information furnished to IMSI by TLC. IMSI and TLC hereby agree that the number of shares held by TLC, and the possible manner of reselling the Shares, is the only information supplied to IMSI by TLC for use in connection with the preparation of the Registration Statement and the Prospectus. This Indemnity Agreement will be in addition to any liability which IMSI may otherwise have, including under this Agreement.

                b. Promptly after receipt by any indemnified party under subsection a. above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6). In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, (ii) the indemnifying party shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying party. Anything in this subsection to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent:
PROVIDED, HOWEVER, that such consent was not unreasonably withheld.

        7. Entire Agreement. This Agreement and the License Agreement (to the extent not inconsistent herewith) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior written agreements and negotiations and oral understandings, if any, with respect thereto. This Agreement may not be amended or supplemented except by an instrument in writing signed by each of the parties hereto.

        8. Notices. All notices, requests and other communications hereunder shall be in writing and delivered in person or by registered or certified mail (postage prepaid, return receipt requested), overnight courier or facsimile, addressed as follows:

if to TLC, to:

The Learning Company, Inc.
One Athenaeum Street
Cambridge, Massachusetts 02142
Telephone: (617) 494-1200
Facsimile:   (617) 494-1219
Attn: Neal S. Winneg, Esq.


if to IMSI, to:

International Microcomputer Software, Inc.
75 Rowland Way
Novato, CA 94945
Attn: Joelle Ryssemus-Reilly
Legal Director for IMSI
Telephone: (415) 878-4209
Facsimile:  (415) 893-9860

The address of a party, for the purposes of this Section 8, may be changed by giving written notice to the other party of such change in the manner provided herein for giving notice. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days mailing, if sent by registered or certified mail; the next business clay after timely delivery to the courier, if sent by overnight courier; and when receipt is acknowledged, if sent by facsimile transmission (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

        9. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts, without regard to the conflicts of law principles thereof.

        10. Investment Representations. TLC represents and warrants that it is an "accredited investor" as defined by Regulation D: that it is acquiring the Shares for its own account, for the purpose of investment and not with a view to, or resale in connection with, any distribution thereof; that TLC has had access to all information regarding IMSI and its present business, assets, liabilities and financial condition, that TLC reasonably considers important in making the decision to acquire the Shares under this Agreement; and that TLC understands that the Shares are restricted securities and may not be sold except pursuant to the Form S-3, some other registration statement, or pursuant to an applicable exemption from federal and state registration requirements.

        IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first set forth above.


                                            THE LEARNING COMPANY, INC.


                                            By: _________________________
                                            Name: R. Scott Murray
                                            Title: Executive Vice President and
                                            Chief Financial Officer


                                            INTERNATIONAL MICROCOMPUTER
                                            SOFTWARE, INC.


                                            By: ______________________________
                                            Name: Martin Sacks
                                            Title: Chief Executive Officer